SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

K-V PHARMACEUTICAL COMPANY (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title to each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

K-V PHARMACEUTICAL COMPANY
2503 South Hanley Road
St. Louis, Missouri 63144

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 30, 2001

St. Louis, Missouri
July 16, 2001

         The Annual Meeting of Shareholders of K-V Pharmaceutical Company will be held on Thursday, August 30, 2001, at 9:00 A.M., Central Daylight Savings Time, at The St. Louis Club (Lewis and Clark Room, 16th Floor), 7701 Forsyth Boulevard, Clayton, Missouri 63105, for the following purposes:

         1.    To elect two Class C directors, to hold office for three years; and

         2.    To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on July 2, 2001, will be entitled to vote at the meeting or at any adjournment or adjournments thereof. Lists of all holders of Class A Common Stock and all holders of Class B Common Stock entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the annual meeting, for 10 days prior to the date thereof, at the office of the Company at 10888 Metro Court, Maryland Heights, Missouri 63043.

         A copy of the 2001 Annual Report to Shareholders is enclosed.

By Order of the Board of Directors

Alan G. Johnson, Secretary

         Whether or not you intend to be present at the meeting, please mark, sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the meeting. A return addressed envelope is enclosed for your convenience.

K-V PHARMACEUTICAL COMPANY
2503 South Hanley Road
St. Louis, Missouri 63144

PROXY STATEMENT

SOLICITATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of K-V Pharmaceutical Company (the "Company"). Whether or not you expect to attend the meeting in person, please specify your choice by marking and returning your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wish. If no election is made in the proxy the Company receives from you, your proxy will be voted for the nominees for director named in this proxy statement. This proxy statement and form of proxy were first mailed to shareholders on or about July 16, 2001.

REVOCATION OF PROXY

         If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing, provided that your notice of revocation is actually received by the Secretary prior to the voting of the proxy.

RECORD DATE

         Shareholders of record at the close of business on July 2, 2001, will be entitled to vote at the meeting.

ACTION TO BE TAKEN UNDER THE PROXY

         Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, Victor M. Hermelin and Marc S. Hermelin, or the one of them who acts, will vote:

1.	FOR the election of Garnet E. Peck and Norman D. Schellenger, as the Class C directors of the Company, to hold office for three years and until their respective successors have been duly elected and qualified; and

2.	In their discretion on the transaction of such other business as may properly come before the meeting or any adjournment thereof.

         Garnet E. Peck and Norman D. Schellenger are presently directors. Should either nominee become unavailable or decline to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other person as may be designated by the Board of Directors. The Board of Directors is not aware of any circumstances likely to cause either nominee to be unavailable for election or to decline to serve.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

         On July 2, 2001, there were 20,069,082 shares of Class A Common Stock ("Class A Stock") outstanding and 10,639,672 shares of Class B Common Stock ("Class B Stock") outstanding, which constitute all of the outstanding voting shares of the Company. Each share of Class A Stock is entitled to one-twentieth of one vote (or 1,003,454 votes if all outstanding shares of Class A Stock are voted), and each share of Class B Stock is entitled to one vote on all matters to come before the Annual Meeting.

         Under applicable state law and the provisions of the Company's Certificate of Incorporation and By-laws: (i) the vote required for the election of a director is a plurality of the votes of the issued and outstanding shares of Class A Stock and Class B Stock, as a single class, present in person or represented by proxy at the Annual Meeting of shareholders and entitled to vote on the election of directors, and (ii) the vote required for other matters that may come before the meeting is the affirmative vote of a majority of the issued and outstanding shares of Common Stock present in person or represented by proxy at a meeting of shareholders and entitled to vote. In all voting, each share of Class A Stock has one-twentieth of one vote and each share of Class B Stock has one vote, and votes representing Class A Stock and Class B Stock vote as a single class.

         Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Brokers are permitted to vote proxies of any client in their own discretion as to the non-contested election of directors if the client has not furnished voting instructions within 10 days of the meeting. Certain proposals other than the election of directors are "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes on matters on which they are not voted are referred to as "broker non-votes." With respect to most votes by shareholders, shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum, but not in determining the number of shares necessary for approval of a proposal.

         However, when shareholders are requested to vote on certain other matters, in determining whether such a proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

         Based on the above: (a) abstentions from voting and broker non-votes on the issue of the election of directors will operate as neither a vote for nor a vote against any nominee; and (b) abstentions from voting and broker non-votes on any other proposal that may come before the meeting could have either no effect on the outcome of the vote or could operate as a vote against the proposal, depending on the nature of the proposal and vote required for its passage.

         Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

         The following table lists all shares of Class A Stock and Class B Stock beneficially owned at July 2, 2001, by each person known to the Company to own beneficially 5% or more of its shares of either Class A Stock or Class B Stock, by each of the Company's directors who is a shareholder, and by all directors and executive officers as a group. Except as indicated by the footnotes following the table, each person listed has sole voting and investment power over the shares listed opposite the person's name:

                                  Amount of                        Amount of
                                  Beneficial                      Beneficial
                                  Ownership-     Percent of       Ownership-      Percent of
      Name and Address         Class A Stock(a)   Class(b)     Class B Stock(a)    Class(b)
      ----------------         ----------------  ----------    ----------------   ----------

Lawrence Brody,                  3,716,202(c)      18.4%       4,316,202(c)         39.6%
Minnette Hermelin and
Marc S. Hermelin Trustees
  One Metropolitan Square
  St. Louis, Missouri 63101

Provident Investment Counsel     1,260,464          6.2%               --            --
  300 North Lake Avenue
  Pasadena, CA 91101

Taisho Pharmaceutical Co., Ltd.  1,125,000          5.6%               --            --
  24-1, Takata 3-chome,
  Toshima-ku, Tokyo 170-8633
  Japan

Minnette Hermelin                   19,827(d)         º           19,827(d)          º
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Marc S. Hermelin                   208,735(e)       1.0%         824,160(e)          7.6%
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Alan G. Johnson                    355,875(f)       1.8%         359,625(f)          3.3%
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Victor M. Hermelin                   8,079            º          236,250             2.2%
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Garnet E. Peck, Ph.D.                   67            º           11,317             º
  1336 Robert E. Heine
  Pharmacy Building
  West Lafayette,
  Indiana 47907

Norman D. Schellenger                   --            º            6,750             º
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Kevin S. Carlie                         --            º            1,500             º
  7710 Carondelet Avenue
  St. Louis, Missouri 63105

Raymond F. Chiostri                 18,250            º           38,250             º
  2503 S. Hanley Road
  St. Louis, Missouri 63144

Gerald R. Mitchell                  46,125            º           46,125             º
  2503 S. Hanley Road
  St. Louis, Missouri 63144

All current directors            4,353,333(g)      21.5%       5,840,179(g)         53.6%
  and executive officers
  as a group (8 individuals)
__________________

º  Less than one percent
(a)	Includes the following shares which were not owned by the persons listed but which could be purchased from the Company under options exercisable currently or within 60 days after the date of this Proxy Statement:
                                              Shares of        Shares of
                                               Class A          Class B
                                             Common Stock     Common Stock
                                             ------------     ------------

Marc S. Hermelin.........................       125,000         189,650
Victor M. Hermelin.......................           -0-          22,500
Alan G. Johnson..........................        36,750          30,000
Gerald R. Mitchell.......................         5,625           5,625
Norman D. Schellenger....................           -0-             500
Kevin S. Carlie..........................           -0-           1,500
Garnet E. Peck...........................           -0-          11,250
(b)	In determining the percentages of shares deemed beneficially owned by each director and officer, the exercise of all options held by each person which are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement is assumed.

(c)	These shares are held in four irrevocable trusts created by another party, the beneficiaries of which are Arnold L. Hermelin (as to 1,148,250 shares of Class A Common Stock and 1,388,250 shares of Class B Common Stock), Anne S. Kirschner (as to 1,174,875 shares of Class A Common Stock and 1,384,875 shares of Class B Common Stock), Marc S. Hermelin (as to 861,327 shares each of Class A Common Stock and Class B Common Stock), and Minnette Hermelin, the mother of the other three beneficiaries (as to 531,750 shares of Class A Common Stock and 681,750 shares of Class B Common Stock).

(d)	Does not include 3,716,202 shares of Class A Common Stock and 4,316,202 shares of Class B Common Stock referred to in footnote (c), over which Minnette Hermelin shares voting and investment power as one of three trustees.

(e)	Does not include 249,375 shares of Class A Common Stock and 264,375 shares of Class B Common Stock held by Alan G. Johnson as trustee of an irrevocable trust created by another party for the benefit of Marc S. Hermelin, who has no voting or investment power over such shares. Also does not include 3,716,202 shares of Class A Common Stock and 4,316,202 shares of Class B Common Stock held in irrevocable trusts created by another party referred to in footnote (c), over which Marc S. Hermelin is one of three trustees who shares voting and investment power.

(f)	Includes 249,375 shares of Class A Common Stock and 264,375 shares of Class B Common Stock held as trustee of an irrevocable trust created by another party for the benefit of Marc S. Hermelin.

(g)	All of such shares are owned, or represented by shares purchasable as set forth in footnote (a), solely by such persons. In determining the percentage of shares deemed beneficially owned by all directors and officers as a group, the exercise of all options held by each person which are currently exercisable or exercisable within 60 days of the date of this Proxy Statement is assumed. For such purposes, 20,236,457 shares of Class A Common Stock and 10,900,697 shares of Class B Common Stock are deemed to be outstanding.

         Although 20,069,082 shares of the Class A Stock were outstanding as of July 2, 2001, holders of the 40,000 outstanding shares of the 7% Preferred Stock have the current right to convert such shares into 225,000 shares of Class A Common Stock, each of which will entitle the holder thereof to one-twentieth of one vote on all matters to be voted upon by shareholders. Each share of 7% Preferred Stock is convertible into Class A Common Stock at a conversion price of $4.45 per share. If all such shares of Class A Common Stock were issued, the aggregate voting power thereof would be equivalent to the voting power of 11,250 shares of Class B Common Stock.

         In addition, all holders of Class B Common Stock have the right, at any time, to convert their Class B Common Stock into Class A Common Stock on a share-for-share basis. If all shares of Preferred Stock and all shares of Class B Common Stock were converted into Class A Common Stock, 31,362,154 shares of Class A Common Stock would be outstanding and each person included in the previous table would hold the number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock listed in the table plus the number of shares of Class A Common Stock listed in the table including options exercisable currently or within 60 days after the date of this proxy statement.

PROPOSAL 1 - ELECTION OF CLASS C DIRECTORS

INFORMATION CONCERNING NOMINEES AND
DIRECTORS CONTINUING IN OFFICE

         Directors Garnet E. Peck and Norman D. Schellenger are the nominees for election as Class C directors for a three-year term expiring at the annual meeting in 2004.

         The following table lists, for the nominees for directors and for present directors continuing in office, each such person's principal occupation for at least the past five years, each person's present position with the Company, the year in which each was first elected as a director, the directorship class of each person, each person's age and each person's directorships with other companies whose securities are registered with the Securities and Exchange Commission:

                                    Service
                                     as a        Occupation; Position
                        Director    Director     with Company; Age;
     Name               Class (a)    Since       Other Directorships
     ----               ---------   -------      -------------------

Victor M. Hermelin (b)      B        1946     Chairman of the Board of the Company since
                                              1972; Treasurer of the Company from 1971 to
                                              2000; Director and Vice President of Particle
                                              Dynamics, Inc. since 1974; Age 87.

Marc S. Hermelin            A        1973     Vice Chairman of the Board of the Company
                                              since 1974; Chief Executive Officer from 1975
                                              to February 1994 and since December 1994;
                                              Director and Vice President of Particle
                                              Dynamics, Inc. since 1974; Age 59.

Alan G. Johnson             B        1976     Director and Secretary of the Company; Senior
                                              Vice President-Strategic Planning and
                                              Corporate Growth of the Company since
                                              September 1999; Chairman and CEO of Johnson
                                              Research & Capital Inc., an investment
                                              banking firm, from January 1999 to September
                                              1999; Attorney at Law and prior to January 1,
                                              1999, member or partner since 1976 in the law
                                              firm of Gallop, Johnson & Neuman, L.C. and
                                              its predecessor, St. Louis, Missouri;
                                              Director of Particle Dynamics, Inc. since
                                              1977; Director of ETHEX Corporation since
                                              1990; Director of Ther-Rx Corporation since
                                              1998; Director of Siboney Corporation; Age 66.

Garnet E. Peck, Ph.D.       C        1994     Director; Professor of Industrial Pharmacy
(nominee)                                     and Director of the Industrial Pharmacy
                                              Laboratory of Purdue University since 1975;
                                              member of the faculty of Purdue University
                                              since 1967; Age 71.

Norman D. Schellenger       C        1998     Director; Retired since 1997; President of
(nominee)                                     Whitby Pharmaceuticals 1992 to 1994; Age 69.

Kevin S. Carlie             A        2001     Director; President since 1995 of Stone
                                              Carlie & Company, L.C., a full service
                                              accounting firm; age 46.
____________

(a)    The term of Class A directors continuing in office expires in 2002. The term of Class B directors continuing in office expires in 2003.

(b)   Victor M. Hermelin is the father of Marc S. Hermelin.

INFORMATION CONCERNING BOARD OF DIRECTORS

         During fiscal 2001, the Board of Directors held two formal meetings and took action by unanimous written consent on various occasions.

         The Company has a standing Audit Committee of the Board of Directors consisting of Directors Norman D. Schellenger, Garnet E. Peck, Ph.D., and Kevin S. Carlie. Mr. Carlie serves as the Chairman of the Committee. The duties of the Audit Committee include assisting the Board of Directors in fulfilling its responsibility for the Company's accounting and financial reporting practices and facilitating communications between the Board of Directors and the Company's independent public accountants. The Audit Committee functions pursuant to a written charter, a copy of which is attached hereto as Appendix A. This committee held two formal meetings in fiscal 2001.

         The full Board of Directors acts as a compensation committee, acting upon the recommendation of a committee consisting of the Vice Chairman, Chief Financial Officer, Director of Human Resources Administration and Vice President of Human Resources.

         The Company has a standing Stock Option Committee of the Board of Directors consisting of Directors Alan G. Johnson and Garnet E. Peck, Ph.D. The duties of the Stock Option Committee are to determine the individuals to whom options are to be granted and the terms and provisions of such options under all stock option plans of the Company. The Company's Director of Human Resources Administration is an advisor to this Committee. This Committee took action by unanimous written consent on various occasions during fiscal 2001 but had no formal meetings.

         Directors Garnet E. Peck, Ph.D., Norman D. Schellenger and Kevin S. Carlie receive $1,000 each per day for attending each meeting of the Board of Directors, plus reimbursement of related expenses. No other director received any remuneration in fiscal 2001 for service as a director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file periodic reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of all such forms furnished to the Company, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2001 except that the Vice-Chairman and the Chief Financial Officer each inadvertently filed one report late with respect to an option exercise.

EXECUTIVE COMPENSATION

         The following table reflects compensation paid or payable by the Company and its subsidiary for fiscal years ended March 31, 1999, 2000 and 2001, to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose combined salary and bonus earned in fiscal 2001 exceeded $100,000.

                           Summary Compensation Table
                                                     Annual Compensation
                                                     -------------------
                                                                   All Other
                                                                 Compensation
Name and Principal Position         Year  Salary($)   Bonus($)      ($)(1)
---------------------------         ----  ---------   --------   ------------

Marc S. Hermelin                    2001    847,984  1,103,000(2)   181,740
Vice Chairman of the Board          2000    773,508  1,130,120(3)   158,582
and Chief Executive Officer         1999    705,013    986,429(4)   147,342

Raymond F. Chiostri                 2001    250,834          -        8,986
President and Chief Executive       2000    259,439          -        5,168
Officer of Particle Dynamics, Inc.  1999    255,088          -        7,284

Alan G. Johnson                     2001    356,138     25,000       10,572
Senior Vice President               2000    164,558     25,000            -
Strategic Planning and              1999          -          -            -
Corporate Growth

Victor M. Hermelin                  2001    235,085     60,000            -
Chairman of the Board               2000    231,373     60,000            -
                                    1999    187,503     75,000            -

Gerald R. Mitchell                  2001    166,542     25,000       17,787
Vice President, Treasurer           2000    163,255     25,000       20,233
and Chief Financial Officer         1999    155,359     25,000        5,475
(1)	Consists of Company contributions to the Company's profit sharing plan and 401(k) plan, and vacation earned, but not taken, and paid.

(2)	$130,000 of this amount was paid in the form of Class A and Class B Stock options, which were elected to be taken in lieu of earned incentive cash compensation.

(3)	$105,800 of this amount was paid in the form of Class B Stock options, which were elected to be taken in lieu of earned incentive cash compensation.

(4)	$57,000 of this amount was paid in the form of Class B Stock options, which were elected to be taken in lieu of earned incentive cash compensation

INFORMATION AS TO STOCK OPTIONS

The following table lists the options to acquire Class A and Class B Stock issued during fiscal 2001 to the persons named in the Summary Compensation Table.
                      Option/SAR Grants in Last Fiscal Year
                                 (Class A Stock)

                            Individual Grants
                     -----------------------------
                        Number of     Percent of
                       Securities   Total Options/
                       Underlying  SARs Granted to   Exercise or               Grant Date
                      Options/SARs   Employees in    Base Price    Expiration    Present
      Name            Granted (#)    Fiscal Year       ($/Sh)         Date      Value (1)
      ----            ------------  --------------   -----------   ----------  ----------

Marc S. Hermelin....     75,000          15%           13.887       6/1/2005     65,500

                      Option/SAR Grants in Last Fiscal Year
                                 (Class B Stock)

                            Individual Grants
                     -----------------------------
                        Number of     Percent of
                       Securities   Total Options/
                       Underlying  SARs Granted to   Exercise or               Grant Date
                      Options/SARs   Employees in    Base Price    Expiration    Present
      Name            Granted (#)    Fiscal Year       ($/Sh)         Date      Value (1)
      ----            ------------  ---------------   -----------   ----------  ----------

Marc S. Hermelin....     75,000         100%           14.487       6/1/2005     64,500
(1)	These estimates of value were developed solely for the purpose of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to predict future prices of the Company's Common Stock. These estimates were developed using the Black-Scholes option pricing model (as provided by Instruction 9 to Rule 402 of Regulation S-K governing disclosures regarding options) incorporating the following assumptions: Volatility of .556 and dividend yield of 0%, both based on the actual history since 1995 for the underlying Common Stock; risk-free rate of return of 6.50% based on a five-year treasury rate and time of exercise of 5 to 10 years, being the term of the option grants and a 47.5% discount for lack of marketability.

The following tables list the value as of the end of fiscal 2001 of options held by the persons listed in the Summary Compensation Table to acquire shares of Class A Stock and Class B Stock:
             Aggregated Option/SAR Exercises in Last Fiscal Year and
                Fiscal Year-End Option/SAR Values (Class A Stock)

                                                                          Value of
                                                    Number of           unexercised
                                                   unexercised          in-the-money
                                                 options/SARs at      options/SARs at
                                                 fiscal year-end      fiscal year-end
                      Shares       Value              (#)                   ($)
                   acquired on    Realized        Exercisable/          Exercisable/
    Name           exercise (#)      ($)          unexercisable        unexercisable
    ----           ------------   --------        -------------        -------------

Alan G. Johnson....      -            -           36,750/56,250      385,965/595,658

Gerald R. Mitchell.    9,450       172,437         4,500/6,750        58,713/88,070

Marc S. Hermelin...      -            -             75,000/ -           435,225/ -

             Aggregated Option/SAR Exercises in Last Fiscal Year and
                Fiscal Year-End Option/SAR Values (Class B Stock)
                                                                          Value of
                                                    Number of           unexercised
                                                   unexercised          in-the-money
                                                 options/SARs at      options/SARs at
                                                 fiscal year-end      fiscal year-end
                      Shares       Value              (#)                   ($)
                   acquired on    Realized        Exercisable/          Exercisable/
     Name          exercise (#)      ($)          unexercisable         unexercisable
     ----          ------------   ----------      -------------         -------------

Marc S. Hermelin...  130,000     1,764,040       139,650/ -             1,125,898/ -

Victor M. Hermelin.  168,750     2,706,188        22,500/15,000       215,167/143,445

Gerald R. Mitchell.    9,450       173,710         4,500/6,750         59,220/88,830

Alan G. Johnson....      -            -            30,000/45,000      278,640/417,960

REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Overview

         The Company's executive compensation policy is to provide compensation and benefit programs to enable it to attract and retain talented key employees, and to encourage the enhancement of shareholder value by providing incentives for corporate performance and individual performance, in terms of current achievements as well as significant initiatives with long-term implications.

         Decisions on compensation of the Company's executive officers are made by the Board of Directors, with any member who is an executive officer abstaining from the discussion and vote relating to his own compensation. The full Board serves as a compensation committee, acting upon recommendations of a committee consisting of the Vice Chairman, Chief Financial Officer, Director of Human Resources Administration and Vice President of Human Resources.

         The Company's executive compensation program is based upon experience, tenure and a pay-for-performance philosophy. The key components of executive officer compensation are: (1) salary, which is based on the individual's overall experience, Company tenure, level of responsibility, and the general and industry-specific business environment; (2) cash bonus awards, which are based on individual performance and the performance of the Company, measured in terms of the attainment of both defined and general objectives; and (3) stock option grants, intended to align management's interest in the Company's long-term success with the interests of the Company's shareholders. The size of individual awards is dependent upon the executive officer's position, salary, number of vested options, and both past and expected future contributions to the Company. The Board applies the above-described criteria to each executive officer subjectively, based upon the Board's perception of each executive officer's performance and value to the Company.

Executive Benefits

         In order to provide a competitively attractive package to secure and retain executive officers, the Company supplements standard benefits packages offered to all employees with appropriate executive benefits, sometimes including car allowances, additional insurance coverage and appropriate expense reimbursements.

Chief Executive Officer

         Under an agreement commencing in 1996 and expiring in March 2002, Marc S. Hermelin, Vice Chairman and Chief Executive Officer, initially received base compensation of $593,068, increasing annually by the greater of the consumer price index (CPI) or 8%.  Mr. Hermelin is insured under life insurance policies for which the premium is loaned by the Company, to be repaid out of policy proceeds. In addition, Mr. Hermelin is entitled to receive an incentive bonus decreasing from 7% to 4% of net income based on a formula related to the Company exceeding certain net income levels.

         In the event of voluntary termination of full-time employment prior to age 65, Mr. Hermelin's agreement provides for a consulting arrangement, whereby he would provide a minimum number of hours of consulting services to the Company in return for 50% of his base salary and/or bonus or additional payments for services in excess of the minimum. Upon retirement or death after age 55, the agreement provides for consulting payments of a maximum of 30% of average base salary/bonus and retirement benefits of a maximum of 30% of base salary, adjusted annually by the greater of CPI or 8% for a minimum of 10 years or life. In the event of his death prior to age 65, a portion of the preceding benefits are paid for a minimum of ten years to his beneficiaries. In the event of his termination, other than by death or disability, the agreement provides for payment of an amount equal to his then base salary and 36 monthly payments equal to 75% of his last monthly base salary. In the event of a change of control, Mr. Hermelin could receive the above payment or elect a lump sum cash payment of 2 1/2 times his base salary, acceleration of stock options, and employee benefits for 30 months. The Company has secured its obligations to Mr. Hermelin as required by the agreement.

Other Officers

         Consistent with the Board's executive compensation program: (a) Gerald R. Mitchell has an employment agreement (extending from year to year) establishing base levels of compensation, and subject to normal compensation reviews; (b) Raymond F. Chiostri has an employment agreement (through March 31, 2002, with automatic renewal for successive two year periods) providing base compensation and an incentive bonus based on performance; and (c) Alan G. Johnson has an employment agreement (extending from year to year) establishing base levels of compensation, subject to normal compensation reviews and an incentive bonus based on performance.

Compliance with Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation of over $1 million paid to the chief executive officer and any one of the four other most highly compensated executive officers for any fiscal year. Qualifying performance-based compensation is not subject to the limitation if certain requirements are met. Based on regulations issued by the Internal Revenue Service, the Company has taken the necessary actions to ensure deductibility of performance-based compensation paid to such officers.

Submitted by the Board of Directors:

Marc S. Hermelin Alan G. Johnson Norman D. Schellenger	Victor M. Hermelin Garnet E. Peck Kevin S. Carlie

AUDIT COMMITTEE REPORT

In connection with the March 31, 2001 financial statements, the Audit Committee has:

(a)	reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended March 31, 2001;

(b)	discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

(c)	received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

         Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
K-V PHARMACEUTICAL COMPANY

Kevin S. Carlie, Chairman of the Audit Committee

Norman D. Schellenger, Member of the Audit Committee

Garnet E. Peck, Ph.D., Member of the Audit Committee

Fees Billed By Independent Public Accountants

         The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by BDO Seidman, LLP, the Company's principal accountant, for the year ended March 31, 2001:

                                                             Amount
                                                             ------

         Audit Fees(1)                                     $193,524
         Financial Information Systems
         Design and Implementation Fees(2)                    --
         All Other Fees(3)                                  232,620
                                                           --------

                            Total Fees                     $426,144
(1)	Includes annual financial statement audit and limited quarterly review services.

(2)	No such services were provided by BDO Seidman, LLP for the most recent fiscal year.

(3)	Primarily represents income tax services other than those directly related to the audit of the income tax accrual, consulting services related to potential acquisitions, 401K Plan audit and other filings with the SEC.

The Audit Committee of the Board of Directors of the Company has considered whether the provision of other non-audit services is compatible with maintaining BDO Seidman, LLP's independence.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

         Set forth below is a line-graph presentation comparing cumulative shareholder returns for the last five fiscal years on an indexed basis with the NYSE Composite Index and the S&P Health Care (Drugs-Major Pharmaceuticals) Index, a nationally recognized industry standard index. The graph assumes the investment of $100 in K-V Class A and Class B Common Stock, the NYSE Composite Index, and the S&P Health Care (Drugs-Major Pharmaceuticals) Index on March 31, 1996, and reinvestment of all dividends. There can be no assurance that K-V's stock performance will continue into the future with the same or similar trends depicted in the graph below.

                                         For Fiscal Year Ended March 31
                                         ------------------------------
                                  1997     1998     1999     2000       2001
                                 ------   ------   ------   ------     ------

K-V PHARMACEUTICAL COMPANY       117.13   197.88   153.01   293.03     305.01

NYSE COMPOSITE                   114.88   165.10   173.99   186.70     171.70

S&P HEALTH CARE (DRUGS-MAJOR     128.52   228.17   309.76   241.44     274.61
PHARMACEUTICALS)

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         BDO Seidman, LLP served as the Company's independent public accountants for the fiscal year ended March 31, 2001 and has served in such capacity since May 1996. As of the date of this Proxy Statement, the process of selection of the Company's independent public accountants for the current fiscal year ending March 31, 2002 has not been completed.

         Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Shareholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

ANNUAL REPORT

         The Annual Report of the Company for fiscal 2001 accompanies this notice.

FUTURE PROPOSALS OF SECURITY HOLDERS

         Any shareholder who intends to submit a proposal for consideration at the 2002 Annual Meeting of Shareholders under the applicable rules of the Securities and Exchange Commission must send the proposal so that it reaches the Company's Secretary not later than March 27, 2002. All proposals should be addressed to the Secretary, K-V Pharmaceutical Company, 2503 South Hanley Road, St. Louis, Missouri 63144.

OTHER BUSINESS

         The Board of Directors knows of no business to be brought before the Annual Meeting other than as set out above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy thereon in accordance with the judgment of such persons.

MISCELLANEOUS

         The Company will bear the cost of the solicitation of proxies. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone or personal contact and may request brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

         Shareholders are urged to mark, sign, date and send in their proxies without delay.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, as filed with the Securities and Exchange Commission (including related financial statements and schedules), is available to shareholders, without charge, upon written request to the Secretary, K-V Pharmaceutical Company, 2503 South Hanley Road, St. Louis, Missouri 63144.

ALAN G. JOHNSON Secretary

St. Louis, Missouri
July 16, 2001

APPENDIX A

K-V Pharmaceutical Company, Inc.
Audit Committee Charter

Purpose

         There shall be an Audit Committee of the Board of Directors of K-V Pharmaceutical Company, a Delaware corporation (the "Company").

         The Committee shall have responsibility to oversee the Company's management and outside auditors in regard to corporate accounting and financial reporting. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The Committee is empowered to retain outside counsel, auditors or other experts in its discretion.

         The Committee's primary role shall be as follows:

o	Assist the Board in fulfilling its responsibilities to the shareholders, potential shareholders and the investment community with regard to the quality and integrity of the Company’s financial reporting and the adequacy of internal controls, policies and procedures;
o	Serve as a communications focal point among non-Committee directors, management, any internal auditor, and the outside auditors with respect to accounting, financial reporting and compliance issues;
o	Function as a committee for the Board to report on the independence of the outside auditors and any internal auditor, the integrity of management and the adequacy of the Company’s public disclosure; and
o	Perform other functions as required by law or assigned by the Board.

Organization

Not later than June 14, 2001, the Committee shall consist of at least three directors, each appointed by the full Board. Each director appointed to the Committee shall:

a)	Be “independent” within the meaning of paragraph 303.01 of the New York Stock Exchange Listed Company Manual, and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment; and
b)	Be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. If a director is not capable of understanding such fundamental financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee.

         At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director's financial sophistication.

Responsibilities

         The Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management and that the auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company's outside auditors. The Committee's responsibility is to oversee the financial reporting process.

         The Company's management, and its outside auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company's financial statements and other financial information or any professional certification as to the outside auditors' work, including without limitation their reports on and limited reviews of, the Company's financial statements and other financial information.

         The Company's outside auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders. The Board and the Committee have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors, and, if applicable, to nominate the outside auditors to be proposed for approval by the shareholders in any proxy statement.

         In carrying out its oversight responsibilities, the Committee shall perform the following duties:

         Relationship with Outside Auditors

o	Review and reassess the adequacy of the Audit Committee Charter at least once annually, with the assistance of counsel and the Company’s outside auditors;
o	Require that the outside auditors provide the Committee with a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the outside auditors their independence;
o	Actively engage in a dialogue with the outside auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the outside auditors;
o	Confirm and assure the independence of the outside auditors, including a review of fees for tax services, management consulting services and related fees provided by the outside auditors;
o	Consider with management and the outside auditors the possibility of employing audit firms other than the principal outside auditors;
o	Take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors;
o	Consult on the selection and activities of the outside auditors:
o	Recommend the appointment of outside auditors;
o	Review non-audit services provided by the outside auditors to determine what effect, if any, these services may have on their independence; and
o	Review the scope and fees of audit and non-audit services provided by the outside auditors.
o	Review with management and the outside auditors the policies and procedures related to:
o	Conflicts of interest;
o	Ethical conduct; and
o	Compliance with regulatory reporting and compliance requirements.
o	Review with the chief financial officer and the outside auditors the coordination of the audit effort to assure completeness of coverage, reduction of redundant officers, and the effective use of audit resources;
o	Review and consider with the outside auditors and management any significant changes to the Company's accounting principles and the matters identified in Statement on Auditing Standards No. 61;
o	Beginning with the audited financial statements of the Company for the fiscal year ending March 31, 2001, review and discuss the Company’s audited financial statements that are to be included in the Company’s Form 10-K with the outside auditors and management and determine whether to recommend to the Board of Directors that the financial statements be included in the Company’s Form 10-K for filing with the Securities and Exchange Commission;
o	Beginning with the Form 10-Q for the first quarter ended June 30, 2001, review, or have the Committee’s Chairman review, any matters identified by the outside auditors pursuant to Statement on Auditing Standards No. 71 regarding the Company’s interim financial statements. Any such review shall occur prior to the filing of such interim financial statements on the Company’s Form 10-Q;
o	Review with management and the outside auditors the Company's quarterly financial results prior to the release of earnings;
o	Review with the outside auditors (1) the proposed scope (including staffing) of their audit plan with emphasis on accounting and financial areas where the Committee, the internal auditors or management believe special attention should be directed, (2) results of their audit, including their opinion on the financial statements and the outside auditor’s judgment on the quality and appropriateness, not just the acceptability, of the Company’s accounting principles as applied in the financial statements, (3) their evaluation of the adequacy of the Company’s system of internal controls, (4) significant disputes, if any, with management, and (5) cooperation received from management in the conduct of the audit;

Relationship with Financial Personnel
o	Review and concur in the appointment, replacement, reassignment or dismissal of the chief financial officer, any internal auditor, and the controller and review each individual’s independence from management;
o	Review the internal audit department’s mission, objectives and resources and its annual plan including its coordination with the outside auditors;
o	Review the results of internal audit activities and its evaluation of the system of internal controls and discuss with the internal auditor any difficulties encountered in the course of audits including any restrictions on the scope of the work or access to required information;
o	At least once annually, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s system for monitoring compliance with applicable laws and regulations, including responses to any material inquiries received from regulators or governmental agencies;
o	In consultation with management, the outside auditors, and any internal auditor, consider the integrity of the Company’s financial reporting processes and controls. Discuss any significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the outside auditors and the internal auditing department together with management’s responses;
o	Periodically review, with management and any internal auditor, programs established to monitor compliance with the company’s code of conduct, including the Foreign Corrupt Practices Act;
o	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditors or internal auditors;
Meetings

o	Meet at least four times annually, with additional meetings held as necessary. The Committee shall request that members of management, any internal auditor, and representatives of the outside auditors be present at the meetings. The meetings shall include executive sessions with management, the outside auditors and the internal auditor. The Committee may ask members of management and internal and outside auditors to attend other meetings and/or provide pertinent information as necessary;
o	The Committee shall prepare and/or approve an agenda in advance of each meeting;
o	Committee members may attend meetings in person, by telephone conference or similar communications equipment, or as otherwise permitted by law;

        Other

o	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report will be included in the Company’s annual proxy statement as required by the applicable rules of the SEC and the NYSE;
o	Review significant accounting, reporting, regulatory or industry developments affecting the Company, including the potential impact of new accounting pronouncements or reporting practices;
o	Prepare self-assessments of Committee activities to communicate opinions on the effectiveness of those activities and on the areas that could be approved;
o	Periodically report to the Board on significant results of the foregoing activities; and
o	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.